P.A. 3256 SA-20 Boeing Proprietary EXECUTED as of the day and year first above written. LATAM AIRLINES GROUP S.A. THE BOEING COMPANY By: By: Irma L. Krueger (Printed or Typed Name) Its: Its: Attorney in Fact By: (Printed or Typed Name) Its:

SUPPLEMENTAL AGREEMENT NO. 20

TO

PURCHASE AGREEMENT NO. 3256

BETWEEN

THE BOEING COMPANY

AND

LATAM AIRLINES GROUP S.A.

RELATING TO BOEING MODEL 787-916/787-816 AIRCRAFT

THIS SUPPLEMENTAL AGREEMENT, entered into as of August 13, 2024, ("**SA-20**") by and between THE BOEING COMPANY, a Delaware corporation ("**Boeing**"), and LATAM Airlines Group S.A. (formerly having the legal name LAN Airlines S.A. and doing business as LAN Airlines), a Chilean corporation ("**Customer**"), amends Purchase Agreement No. 3256;

EXECUTED as of the day and year first above written.

LATAM AIRLINES GROUP S.A.	**THE BOEING COMPANY**
By: DocuSigned by: Andrés Del Valle DD6A84F1314144C...	By: ______________________
Andrés Del Valle (Printed or Typed Name)	Irma L. Krueger
Its: Authorised Signatory	Its: Attorney in Fact
By: DocuSigned by: [signature] 083BFDB9CC3943C...	
Sebastián Acuto (Printed or Typed Name)	
Its: Authorised Signatory	

EXECUTED as of the day and year first above written.

LATAM AIRLINES GROUP S.A.		**THE BOEING COMPANY**	
By:	______________________	By:	______________________
	______________________ (Printed or Typed Name)		Irma L. Krueger
Its:	______________________	Its:	Attorney in Fact
By:	______________________		
	______________________ (Printed or Typed Name)		
Its:	______________________		